Incorporated June 2008 in the State of Nevada



No. Shares

KENSINGTON LEASING, LTD.

THIS CERTIFIES THAT ___________________ is the registered holder of

___________ shares of the above named Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

This h day of _____, ______

SHARES EACH

CERTIFICATE

FOR

______

SHARES

of the

Capital Stock

ISSUED TO

DATE

For Value Received ______ hereby sell, assign and transfer unto ______ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ Attorney to transfer the said Stock on the books of the within named Company, with full power of substitution in the premises.

Dated: ______

In presence of ______

NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER